EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST, INC.
2013 3rd Quarter Earnings Conference Call
Questions & Answers Transcript
October 25, 2013, 11:00 AM ET

Participant 1:
Hi, good morning, everyone. Monty, I know you guys typically don't give sort of an intra-quarter update but I was just curious, just in terms of kind of the impact that D.C. had on 3Q, if you could maybe give us any color post—you know, during the government shutdown, in terms of the impact that it had on your—that it's having on your portfolio in October?

Monty Bennett:
The shutdown had an impact on our portfolio in the D.C. area for the quarter, but, you know, as far as specifics, we do like to kind of tend away from providing guidance for the reasons that we've discussed in the past. You know, we are hopeful, though, that these shenanigans in D.C. will come to an end, both the sequestration and with the shutdown, and remain hopeful if that's the case. And we're bullish on the long-term prospects of D.C., it's not uncommon during the de-leveraging like this, we're—by government expenditures gets cut back for a little bit, for a little while, but over the long-term, D.C. will continue to be a great market and we've got some great assets there, so we're just going to have to weather this short-term little storm that's going on over there.

Participant 1:
Got it, fair enough. And just in terms of the Prime Portfolio, just how should we think about the margins here going forward, just in light of the (inaudible) incentive fee payment in the quarter? You know, did these just really kick in in 3Q, or have you been paying these for a while; just trying to get a sense for when you might anniversary some of these payments?

Monty Bennett:
Yes, the payments have been going on, and they have been increasing as the performance has been increasing, and I think what we'd like to do, Andrew, is probably offline for you and anybody else that's interested, is go through those incentive fee amounts for these different properties so you can get a handle. Some of the incentive fee amounts are as low as 20% of EBITDA above a certain level, and in some cases it's as high as 50%, so I think for your modeling purposes it would be helpful if we went through those on a more detailed basis. And some of those, we're in the money, or I should say the managers are in the money, (inaudible) those fees and in some cases there are pretty good ways to (inaudible) up, so like I said, we just need to probably go through that individually with you so that you can construct your models a little more accurately.

Participant 1:
Got it. Okay, that sounds good. And then, just finally, sticking with Prime here, it's been—sorry, if I had missed this in your prepared remarks but, you know, when do you think you could exercise those options, you know, particularly on the Pier House? Do you see this as something that could happen on day-one, or is there a reason why you might wait to execute on those?

Monty Bennett:
We've got options on two properties. The Pier House, I think that option goes for something like 18 months, and then Gateway is something like a year, but we can't do it until starting six months after the spin-out occurs. We're anxious to grow the platform and would like to do it, you know, relatively soon, but it depends upon market conditions. Ideally, we'd like to raise some capital around it in order to continue to move our debt-to-EBITDA ratio down, that is something that our investors want, that's what we want, and so that depends upon market conditions and availability of capital. And so, we'd like to do it sooner rather than later, but it just depends upon whether we think we can do the whole package or not, and how much equity we can potentially raise around it. So, we've got some time, so if market conditions don't co-operate we can wait it out, but if they do, again, our preference would be to move sooner rather than later.

Participant 1:	Okay, that's great. That's it for me. Appreciate it.

Monty Bennett:	Thanks.

Participant 2:
Hey, good morning, guys. Just a couple of quick questions I was hoping you might be able to give us some color on. First, how close are you guys to determining a timing for the spin-off? You know, is it, are we talking imminent as in a week or two away, or are we talking towards the end of fourth quarter?

Monty Bennett:
Well, there's some mechanics involved; in the script, I went through about a 10-day period for a record (inaudible), and a 10-day period for the distribution. So as soon as we get the FCC clearance, we've got those timelines in front of us. We're hopeful that we'll get that FCC clearance quite soon. They've given us indications that we should get it soon, but it is the FCC and they can take a lot longer if they want, so it's hard for us—and before this call, we talked about giving guidance on it but the problem is it's just not in our control. It's all with the FCC right now, like I said, they've indicated that it should be very soon that they'll give us clearance, it's within days. But it's up to them, and they might take weeks. As soon as we know, we're going to be moving forward with establishing the record date and then the distribution date, so that's the best we can give because that's the best we know.

Participant 2:
And there are a couple—I mean, it sounds like you're optimistic that it's not going to be towards the end of December and hopefully sooner than that. And, given that dynamic, and, you know, the impact that the spin-off's going to have on your financials in the quarter and the uncertainties surrounding, you know, the exact timing and the seasonality, you know, how October versus November versus December track versus what you provide to the street, are you going to be able to—or have you thought about the idea of giving guidance out for what AHT and AHP will do in that first quarter, given it's going to be a weird choppy second quarter with the spin-off involved? Or are you going to be optimistic that the street's going to get it close enough to write so there won't be any surprises?

Monty Bennett:
Well, we've kicked that around a little bit because there's another issue and that is of the fact that Marriott has changed their accounting from '13 period to '12 and that also affects the numbers. And then you've got the split-up of the platform and then part-way through the quarter, so we've been sitting here and certainly talking about what that means. We haven't decided to give guidance, but we also know that's an issue, so we don't have an answer for you right now on that, Ryan, but we do understand the issue and we're trying to figure out the best way to tackle it.

Participant 2:	And it's just a shame to surprise the street with a number that could have been avoided, especially if your fundamentals end up coming in line with expectations.

Monty Bennett:	That's right.

Participant 2:
And then, the last question I had was, you know, can you give us any color and I apologize if I missed it earlier in the call, but with regards to what you're expecting for your corporate rate (ph) negotiations for next year, how those are tracking, and then what your Group pace looks like next year? I know Group isn't a big component of your business but it's always helpful to get that gauge.

Monty Bennett:
We don't give out on the Group side, that gets a little too much in guidance for us, but as far as the rent negotiations, we are being aggressive. Our attempts in these negotiations I don't think are different than our peers, in the 4%-7% range is what we're targeting for those preferred accounts, looking to negotiate these accounts across the board, and some of those are being locked out and some of them are still open. Again, we're not doing anything different, I think, than what our peers are, in that regard.

Participant 2:
Okay, that's helpful. And then real quickly, you talked about going to market, looking at the MIP portfolio and a couple other assets, are you guys at the stage where you're looking at the Highland, potentially refinancing that? I know that's available for refi, you know, in March.

Monty Bennett:
We have term remaining on the Highland debt and our view there is that we want to be opportunistic with respect to the performance of the Portfolio as well as what's taking place in the debt capital markets so we have a fair amount of runway. Moreover, you know, I think the view that we have is that, it's something that we'll certainly start discussing more about internally the beginning of next year, but it's a little bit early, Ryan, to start approaching that.

Douglas Kessler:
Ryan, to give you some color on that, the pros and cons are that the sooner we do it, the sooner we get out of a cash sweep that's in place on that debt. But the later we do it, the more proceeds we get. And I want to emphasize that we have a partner in that and the decision to refinance is going to be made with our partner credential. You know, I'd be surprised if it happened before March, and as far as after that, you know, I'd say as soon it takes could be sometime in 2014, later in the year, but again, it's pinned upon some other issues that are going on in our platform and our cash and the like, because the longer we wait, the more proceeds that we can achieve. And, you know, we're giving serious consideration to those additional proceeds, to setting those proceeds aside as potentially an offset against whatever debt level we have, to keep our net debt level constant or lower. So there's just a lot of consideration so it's just hard for us to give any indication on the refi of that.

Participant 2:	Okay, that sounds like it's not going to be by March, it'll be later in 2014 at earliest.

Monty Bennett:	I'd say that's right, that's our current thinking.

Participant 2:	Great, that's all I had. Thanks a lot.

Monty Bennett:	Thanks, Ryan.

Participant 3:
Yes, good morning, everyone. Just a question on your strategy for AHP when it comes to buying assets outside of the U.S. I think—you mentioned a lot about, you know, international expansion there, kind of referred to it. Could you just give us some sense of how big you think that could be, how soon that could be, or you know, are you looking for portfolios, are you looking for single assets, just any color?

Monty Bennett:
Sure. We're looking for both, for single assets and for portfolios. We have some tension in that, we don't want to do anything too big, because then it's disproportionately large for the platform, that platform is being launched at about a billion dollars in size, plus or minus. And on the other hand, you want it of a certain size, because—to have the assets overseas, there's additional overhead in costs and it's relative to servicing it and being involved with it, so that's kind of an offset. Also, as we look around the world, all the countries are at different stages of development and different stages of where they are in their deleveraging and different stages of recession, so we're just trying to remain thorough.

We've spent a couple of years now being involved in the European markets, attending conferences over there, have people on the ground over there looking for opportunities; and here in the more recent past, we've really started looking at Asia as well for opportunities. A number of us just got back from a conference over there so we're trying to be very, very thorough and measuring twice and cutting once on these acquisitions. And as far as the opportunities that come up, it's just hard to say. We could have something like Pier House jump up that's right here close to home which has been a great acquisition for us, or an opportunity could jump up overseas somewhere.

Needless to say, our first acquisitions overseas, especially, we want to be especially cautious, both for our own sake and out of respect for our investors,

and not jumping out there with some large international acquisitions that are relatively large for our platform. Hopefully that provides a little color for you.

Participant 3:
Sure. Thanks very much for that. And just another question on the revenue side, I think you referenced some revenue initiatives that you're taking and Remington's taking, you know, with beefing up the revenue management team. Could you just give us some sense on where the opportunity might be to increase the revenues there, and what could specifically happen?

Monty Bennett:
Sure. Now, first of all, it's not like the revenues—taking in context this quarter, you know, they were okay, if you could turn your eye to what is going on with D.C. and then this year-over-year problem in these—in Charlotte's (ph) in this other market. So we were pretty pleased with that revenue performance aside from those sectors. So that being said, we think there's always room for improvement, and so we want to be very intensive about our efforts there.

As far as the areas of improvement, I couldn't give you one specific area, you know, looking at—across the landscape, we think that there's opportunities really just about everywhere, whether it be contracts in wholesale FIT (ph) business, preferred account business, Group business, all that's on the direct sales side, or on the electronic commerce and the revenue management side of all the different booking channels over there and yield management and revenue management.

We are seeing—this whole industry is seeing a move more and more away from direct sales towards electronic commerce, and that's a trend that's been going on for 10, 15 years, and continues to move in that way. And because of that, we just wanted to double-down on our electronic commerce and our revenue management capabilities, the personnel, the number, in order to make sure that we're always ahead on that front, but at the same time, not letting off the pedal over on the direct sales approach. And we brought in some new people recently, some great people, and created a few new positions. We just want to continue to be a leader when it comes to revenue. You can see the great numbers that we turned in on the Pier House Resort, and it's delivering these types of numbers which gives investors great confidence in Ashford and what leads to our outperformance, and so it's just vital to us to continue to be on the cutting edge.

Participant 3:	Thanks, Monty.

Participant 4:
Yes, two questions. One is, I know you talked a little bit about D.C. in Q4 and how you didn't want to really be giving guidance; and so, without qualifying it, can you just sort of talk a little bit qualitatively about, you know, since the end of the shutdown, whether you've seen occupancy in business levels kind of fully return to normal right away, or do you think there's still some lingering impact or some, you know, cancelled travel that didn't come back? Like in other words, how could we have it snapped back, without even quantifying if you don't want to, just qualitatively, just some color?

Monty Bennett:
Well, it's hard to say what's normal in D.C. these days, right? Because it's, you know, pre-sequestration, post-sequestration, and then the sequestration itself was compressed over a small number of months and that should be changing, so there's a number of moving parts. We also have, if you note, the headwind of this new Marriott opening up in the spring there in D.C., but, Jeremy, is there anything you can answer there for Robin without providing guidance?

Jeremy Welter:
Yes. What I'd say is, you know, the new baseline was set in May of this year over the last five months with a cut in government travel that was fairly consistent month-to-month in our portfolio, and it was around 30%. There was probably a little bit more in September in anticipation of the government shutdown, but heading into this new fiscal year in October, the sequestration cuts are not as severe on a month-to-month basis, so sequestration should have less of an impact on the fourth quarter to the industry, as well as the first quarter of next year, and then when you cross over to the second quarter of 2014, on a year-over-year basis, you're kind of very apples-to-apples where sequestration is in both of the numbers.

Monty Bennett:	I realize you've talked just about sequestration, and not about the shutdown.

Jeremy Welter:
That's correct. Yes, and then of course you've got the inauguration in January that some of the hotels in D.C. do benefit from, in 2013, as well as the—whatever may or may not happen with the new government budget in January, where they've extended the deadline.

Participant 4:	Okay. And sort of any thoughts on sort of the last week-to-10 days whether, to a degree, that there have been some disruptions specific to the shutdown, whether you'd feel that that's come back?

Monty Bennett:	We'd just rather not give that level of detail of guidance at this point, Robin.

Participant 4:
Okay. Okay, sure. And then, just my other question is, you talked a little bit about corporate negotiated rates and what you're targeting for next year. Roughly where do you feel that they ended up coming in for 2014, kind of what level of increase?

Monty Bennett:	Oh, for this past year?

Participant 4:	Yes.

Monty Bennett:	You mean for next year?

Participant 4:
No, in other words, I know, right now and November at the time when you're nailing down 2014 rates and so you have a certain target. I'm curious where you feel that, you know, the average came in for 2013.

Monty Bennett:	It was about 4-5% on average.

Participant 4:	Okay, great. Thank you.

Participant 5:
Hi, good morning. Sort of a high level question for you here, you know, as it relates to your—you know, how you feel going into 2014. Would you say you've been a little, you know, since we last heard from you on earnings back in August, would you say you feel more optimistic than that time, the same, or maybe not quite as optimistic?

Monty Bennett:	I feel optimistic about 2014, with the caveats of government business and what's going on in D.C., that's just a big unknown; but absent that, absolutely, quite optimistic for 2014.

Participant 5:	Would you say you're more optimistic today than you'd been a couple months ago, with the exception of the government?

Monty Bennett:	I'd say about the same.

Participant 5:
Okay. And then, a more specific question just on the quarterly result, I apologize if you can find this in the report, what was the RevPAR goal for the Ashford Legacy Portfolio and Highland Portfolio? And that's the first part, and then, what was the margin and improvement, if there was improvement, for the Highland Portfolio?

Monty Bennett:
You didn't find it in the numbers because we've changed our reporting this time, Patrick, we started reporting on Ashford Prime this quarterly and I just made the call that reporting on Ashford Prime versus Ashford Trust, and then within Ashford Trust of Legacy versus Highland, and then Highland being at 71% interest, all that was just too complicated. So we just consolidated Trust reporting versus—and Prime's reporting, meaning that for Trust, it's not broken out anymore between Legacy and the Highland Portfolio.

Participant 5:	But can you, I guess, provide that at this moment?

Monty Bennett:	Well, I can…

Participant 5:	What was it?

Monty Bennett:	I don't know what it is here on the phone, but maybe these guys are going to call (ph) afterwards, so you'll be able to get…

Participant 5:	Okay. No problem, thank you.

Monty Bennett:	Okay.

Participant 6:	Hi there guys, thanks for taking my question. It's perfectly possible that I've completely missed this somewhere, but have you set the peer group that Prime will be benchmarked against?

Monty Bennett:	Yes, it's in our filing.

Participant 6:	Okay. Perfect. That was my only question, thank you.

Monty Bennett:	Okay.

Participant 7:
Hi, good morning. Renovations appear that you may have been in more of a headwind this quarter than quarters past. Can you help us think about the impact, and then what should we expect as we go into the end of the year and next year? I know you give this chart at the back of your release, but unfortunately, I can't really read it. And then, if there could be any color (ph), I think most of the renovation construction over the past few quarters have been at (inaudible) and JV. Is that still the case? Thanks.

Monty Bennett:	Regarding your comment about not being able to read it in the back, is that because you can't see the (audio interference)?

Participant 7:
Meaning more—I'm sure, if I was a better analyst, I could say that I can add up the number of rooms that are renovated and maybe say that 4Q would be more of an impact of renovations than 3Q, but maybe I'm not.

Monty Bennett:
Oh I see, it's just not as helpful as it could be, I guess, is what you're saying. Okay, no problem. That's good information for us to know, because we might, you know, change reporting so that it can be more helpful. Jeremy, do you want to answer his question?

Jeremy Welter:
Yes, we're going to have a little bit more rooms under renovation in the fourth quarter in 2013, and then if you look at our proposed 2014, we're very similar in the first quarter and total rooms, it'll be out (ph), with a little bit more in the second quarter of 2014.

Participant 7:	Okay, that's helpful. And then, was it more—is it still mostly the Highland JV that is a headwind, or is it kind of more of the same?

Monty Bennett:
You know, we've—a lot of it is Highland. And once you get through the second quarter of next year, the Highland portfolio is going to be in great shape from a capital standpoint, so we're very excited about it.

Participant 7:
Okay, that's helpful. Thank you. And then, just in terms of a Nashville market, I know you're renovating the Renaissance there, but you've seen the recent opening of the Omni, I think it's the end of September, has that had an impact on your forward bookings or any effect on transient business so far? Thanks.

Jeremy Welter:
Yes, I can't, comment on—just because of guidance. But what I can say is that if you look at the tap report for Nashville in 2014 and 2015, it is one of the strongest markets that we have hotels in. So we are blowing through the renovation as fast as we can, just because we want to benefit from all of that business that's going to come in in 2014. It's a huge, huge lift. So, even though there's been a lot of new supply, that convention center has been fantastic in forward-looking bookings for the city as a whole.

Monty Bennett:
Typically we find that, when a new convention center opens, even though there's not a lot of supply coming in, you know, the first year or two, you get a good look. It's after that you've got to sit down and worry about whether the supply and demand dynamics are good for the long-term.

Participant 7:	Okay. Helpful, thank you.

Participant 8:
Hey guys, its Austin Wurschmidt here with (ph) Jordan. Just had a question related to D.C., I was just curious if there was any disparity in the performance among your suburban, and, more centrally, urban hotels across the metro?

Jeremy Welter:
Yes, I can take that, this is Jeremy. Yes, the district did perform better than our Crystal City and, you know, the non-Crystal City D.C. assets. Capital Hilton was impacted on a year-over-year basis because it had incredible Group business in the third quarter of 2012 and Crystal City Marriott Gateway did have its ballroom under renovation as well, and so that kind of disproportionately hit it. But when business is soft in the D.C. market and there's not a lot of compression within the D.C. market, then those hotels outside of D.C. do tend to perform a little bit worse on a year-over-year basis, and that certainly played out in the third quarter of this year.

Participant 8:	Have you guys considered lightening up your suburban exposure in the D.C. metro, given it is your largest market? Just curious on your thoughts on that.

Jeremy Welter:	We have, and we've talked about it. The only problem is, is this is the worst time to do it. So if we did it we'd wait towards a more favorable climate in order to do that.

Participant 8:
Thanks, that's helpful. And then, based on the information that you guys had given in the AHP Q&A presentation, which was very helpful, by the way, it seems that AHP plans to exercise its option to acquire the Crystal Gateway Marriott, and if so, what would Prime's exposure to D.C. be, pro forma, of that transaction? Because I think it's already around 20% with the Capital Hilton.

Monty Bennett:
Well, the decision to exercise that option, you know, will be at the discretion of the Board when the time comes, and that exposure to the D.C. market will be one of the big points for the Board to consider. And, in that case, it also depends upon valuation, because that price has not been pre-determined. So it is a concern, it is an issue, and it will be looked at very closely so don't consider that it will automatically be brought over. Prime needs to look at it and see if it's in the best interest of Prime to do so or not.

Participant 8:	That's fair. Is there any debt associated with that property?

Monty Bennett:	Yes, there is debt associated with that property. Just, if you're looking at the amounts here, we're looking it up for you.

Monty Bennett:	Just to finalize, just to answer that question about the debt amount. Do we have it here? One hundred-two million; 102 million is the amount of debt on that property.

END